                                                FILED PURSUANT TO RULE 424(B)(5)
                                                REGISTRATION NO. 33-66210


                           AMENDMENT TO SUPPLEMENT
                     TO PROSPECTUS, DATED AUGUST 28, 1996

                                 PHYCOR, INC.

                               5,062,500 SHARES

                                 COMMON STOCK

                             -------------------

        The Prospectus, dated August 28, 1996 (the "Prospectus"), to which this Amendment to Supplement, dated October 1, 1996 is attached, relates to an aggregate of up to 5,062,500 shares of Common Stock of PhyCor, Inc. (the "Company") to be issued in transactions involving the acquisition of the assets or stock of individual physician practices and single and multi-specialty medical clinics. This Amendment to Supplement amends the Supplement to Prospectus originally filed with the Securities and Exchange Commission on September 29, 1995 and relates to the resale, from time to time, by the physicians listed on Schedule A hereto (each a "Physician") of up to an aggregate of 152,202 shares (the "Shares") of the Company's Common Stock, no par value per share ("Common Stock").

        On September 15, 1995, the Company issued an aggregate of 375,984 shares of Common Stock to Holt-Krock Clinic, an Arkansas professional limited liability company ("Holt-Krock"), upon the conversion of a 7.0% Subordinated Convertible Note (the "Note"). The Note was previously issued by the Company to Holt-Krock in connection with the acquisition by PhyCor of Fort Smith, Inc., a Tennessee corporation and wholly-owned subsidiary of the Company ("PhyCor-Arkansas"), of substantially all of the assets of Holt-Krock pursuant to an Asset Purchase Agreement between PhyCor-Arkansas and Holt-Krock dated as of September 1, 1994 (the "Purchase Agreement"). Upon conversion of the Note, Holt-Krock sold 223,782 shares of Common Stock pursuant to a Supplement to the Prospectus dated September 15, 1995 and distributed the Shares to the Physicians on a pro rata basis based on the Physicians' respective ownership of interests in Holt-Krock. All share numbers used herein give effect to a three-for-two stock split of the Common Stock effected on June 14, 1996 in the form of a 50% stock dividend. Terms defined in the Prospectus have the same meaning in this Amendment to Supplement unless the context otherwise requires.


                             -------------------

        The date of this Amendment to Supplement is October 1, 1996.

        THIS AMENDMENT TO SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST, AT NO CHARGE, FROM THE COMPANY. REQUESTS SHOULD BE DIRECTED TO PHYCOR, INC., 30 BURTON HILLS BOULEVARD, SUITE 400, NASHVILLE, TENNESSEE 37215, ATTENTION: N. CAROLYN FOREHAND, VICE PRESIDENT AND GENERAL COUNSEL.

Selling Shareholders

        Each Physician is licensed to practice medicine pursuant to the laws of the State of Arkansas and practiced medicine through Holt-Krock prior to the transaction noted above. The Company, through PhyCor-Arkansas acquired substantially all of the assets of Holt-Krock pursuant to the Purchase Agreement. In connection therewith, the Company issued the Note to Holt-Krock, and on September 15, 1995, the Note was converted into an aggregate of 375,984 shares of Common Stock. Of these shares, 223,782 shares were resold by Holt-Krock pursuant to a Supplement to the Prospectus, dated September 15, 1995. The Shares were then distributed to the Physicians on a pro rata basis based on the Physicians' respective ownership of interests in Holt-Krock. The Shares may be resold by a Physician through a registered broker-dealer in accordance with the terms of the Prospectus. The aggregate number of Shares that may be resold by each Physician, as revised to reflect the three-for-two split of the Company's Common Stock effected June 14, 1996 in the form of a 50% stock dividend, is indicated on Schedule A hereto.

Plan of Offering

        This Amendment to Supplement relates to the reoffering, from time to time, of the Shares through a registered broker-dealer. The resale of the Shares will be effected through a registered broker-dealer in private or block transactions in the over-the-counter market (including The Nasdaq Stock Market (National Market)) or otherwise at fixed prices which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price, or at negotiated prices. The broker-dealer may effect such transactions by selling the Shares to or through other broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). As a result of the reoffering of the Shares pursuant to the Prospectus, as supplement hereby, the Company and the respective broker-dealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

                                  SCHEDULE A

==============================================================================
Name/Address                                  SSN                    Shares
==============================================================================
David Albers, M.D.                         ###-##-####                2,892
6723 Ridgeway Lane
Alma, AR  72921
------------------------------------------------------------------------------
Robert Baker, D.O.                         ###-##-####                2,892
1108 Fir Drive
Van Buren, AR  72956
------------------------------------------------------------------------------
Robert Barker, M.D.                        ###-##-####                2,892
2415 Green Ridge Drive
Fort Smith, AR  72903
------------------------------------------------------------------------------
James Barry, M.D.                          ###-##-####                2,892
10500 Stoneleige
Fort Smith, AR  72903
------------------------------------------------------------------------------
Patty Borklund, D.O.                       ###-##-####                2,892
Rural Route 4, Box 343
Booneville, AR  72927
------------------------------------------------------------------------------
William Burt, M.D.                         ###-##-####                2,892
3100 Canongate Way
Fort Smith, AR  72903
------------------------------------------------------------------------------
A. Pat Chambers, M.D.                      ###-##-####                2,892
1624 South Fresno Apt. #85
Fort Smith, AR  72901
------------------------------------------------------------------------------
Tom Cheyne, M.D.                           ###-##-####                2,892
7201 Ellsworth
Fort Smith, AR  72903
------------------------------------------------------------------------------
Bruce Chosney, M.D.                        ###-##-####                2,892
10201 Stephens Court
Fort Smith, AR  72903
------------------------------------------------------------------------------
Edwin Coffman, M.D.                        ###-##-####                2,892
3200 South Dallas
Fort Smith, AR  72901
------------------------------------------------------------------------------
Michael Cole, M.D.                         ###-##-####                2,892
7410 Oxford Place
Fort Smith, AR  72903
------------------------------------------------------------------------------
Michael Coleman, M.D.                      ###-##-####                2,892
3700 Wicklow Drive
Fort Smith, AR  72903
------------------------------------------------------------------------------
L. R. Darden, M.D.                         ###-##-####                2,892
903 Skyline Drive
Van Buren, AR  72956
------------------------------------------------------------------------------
Joe Dorzab, M.D.                           ###-##-####                2,892
3427 South Louisville
Fort Smith, AR  72903
------------------------------------------------------------------------------
T. A. Feild, III, M.D.                     ###-##-####                2,892
2515 South Houston
Fort Smith, AR  72903
------------------------------------------------------------------------------

------------------------------------------------------------------------------
W. Don Heard, M.D.                         ###-##-####                2,892
4101 Cruce Hill Drive
Fort Smith, AR  72901
------------------------------------------------------------------------------
James T. Henry & Catherine A. Henry,
Trustees and their Successors-in-Trust
of the Henry Trust U/T/D, April 28, 1992   ###-##-####                2,892
2305 Ramsgate
Fort Smith, AR  72903
------------------------------------------------------------------------------
Trevor Hodge, M.D.                         ###-##-####                2,892
601 North 6th Street
Fort Smith, AR  72901
------------------------------------------------------------------------------
Robert Jaggers, M.D.                       ###-##-####                2,892
2701 Ramsgate Way
Fort Smith, AR  72903
------------------------------------------------------------------------------
Soren Kraemer, M.D.                        ###-##-####                2,892
6224 Gordon Lane
Fort Smith, AR  72903
------------------------------------------------------------------------------
John Landherr, M.D.                        ###-##-####                2,892
3610 Spring Mountain Road
Fort Smith, AR  72901
------------------------------------------------------------------------------
John L. Lange, M.D.                        ###-##-####                2,892
#5 Wynona Drive
Fort Smith, AR  72901
------------------------------------------------------------------------------
Jerry Lenington, M.D.                      ###-##-####                2,892
11 West Elm
Van Buren, AR  72956
------------------------------------------------------------------------------
James Long, M.D.                           ###-##-####                2,892
2314 Hendricks Boulevard
Fort Smith, AR  72903
------------------------------------------------------------------------------
Michael Marsh, M.D.                        ###-##-####                2,892
1500 Dodson Avenue
Fort Smith, AR  72901
------------------------------------------------------------------------------
David McClanahan, M.D.                     ###-##-####                2,892
7108 Ellsworth
Fort Smith, AR  72903
------------------------------------------------------------------------------
David Nichols, M.D.                        ###-##-####                2,892
1920 South 73rd Circle
Fort Smith, AR  72903
------------------------------------------------------------------------------
Gordon Parham, M.D.                        ###-##-####                2,892
3206 South "O" Street
Fort Smith, AR  72903
------------------------------------------------------------------------------
Donald Patrick, M.D.                       ###-##-####                2,892
3516 Royal Scots Way
Fort Smith, AR  72903
------------------------------------------------------------------------------
John Pope, M.D.                            ###-##-####                2,892
3906 Free Ferry Road
Fort Smith, AR  72903
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Neill Porter, M.D.                         ###-##-####                2,892
9909 Hanover Drive
Fort Smith, AR  72903
------------------------------------------------------------------------------
Dana Rabideau, M.D.                        ###-##-####                2,892
1621 South Albert Pike
Fort Smith, AR  72903
------------------------------------------------------------------------------
Rex Russell, M.D.                          ###-##-####                2,892
7409 Downing Circle
Fort Smith, AR  72903
------------------------------------------------------------------------------
Kevin St. Clair, M.D.                      ###-##-####                2,892
10513 Castleton
Fort Smith, AR  72903
------------------------------------------------------------------------------
Ernest Serrano, M.D.                       ###-##-####                2,892
3405 Ramsgate Way
Fort Smith, AR  72903
------------------------------------------------------------------------------
William Sherrill, M.D.                     ###-##-####                2,892
3407 Old Oaks Lane
Fort Smith, AR  72903
------------------------------------------------------------------------------
Rodney Steward, M.D.                       ###-##-####                2,892
13725  Heritage Place
Fort Smith, AR  72916
------------------------------------------------------------------------------
James Studt, M.D.                          ###-##-####                2,892
3508 Spring Mountain Road
Fort Smith, AR  72916
------------------------------------------------------------------------------
Mark Teeter, M.D.                          ###-##-####                2,892
9708 Thistle Court
Fort Smith, AR  72903
------------------------------------------------------------------------------
John Williams, M.D.                        ###-##-####                2,892
#3 Town & Country
Booneville, AR  72924
------------------------------------------------------------------------------
Robert Williams, D.O.                      ###-##-####                2,892
P. O. Box 36
Spiro, OK  74959
------------------------------------------------------------------------------
Fareeda Al-Refai                           ###-##-####                1,446
6519 Duncan Road
Fort Smith, AR  72901
------------------------------------------------------------------------------
Ford Barnes, M.D.                          ###-##-####                1,446
1516 S. 37th Street
Fort Smith, AR  72903
------------------------------------------------------------------------------
Timothy Bell, D.O.                         ###-##-####                  750
9905 Foxboro
Fort Smith, AR  72903
------------------------------------------------------------------------------
Michael Bouton, M.D.                       ###-##-####                  900
2217 Dundee Drive
Fort Smith, AR  72903
------------------------------------------------------------------------------
Randall Carson, M.D.                       ###-##-####                1,500
3205 Leighs Hollow Lane
Fort Smith, AR  72903-2979
------------------------------------------------------------------------------

------------------------------------------------------------------------------
William Daniel, M.D.                       ###-##-####                1,800
Route 4, Box 88
Booneville, AR  72927
------------------------------------------------------------------------------
John Deaton, M.D.                          ###-##-####                1,500
16 Berry Hill
Fort Smith, AR  72903
------------------------------------------------------------------------------
Robert Fisher, M.D.                        ###-##-####                1,500
1701 South 66th Street
Fort Smith, AR  72903
------------------------------------------------------------------------------
Dean Flanagan, M.D.                        ###-##-####                  600
2509 Rannoch Lane
Fort Smith, AR  72903
------------------------------------------------------------------------------
William Griggs, M.D.                       ###-##-####                1,446
2701 South Dallas Court
Fort Smith, AR  72903
------------------------------------------------------------------------------
Alfred Hathcock, M.D.                      ###-##-####                1,800
3833 South "W" Street
Fort Smith, AR  72903
------------------------------------------------------------------------------
Richard Hinkle, M.D.                       ###-##-####                  750
7201 Duncan Road
Fort Smith, AR  72903
------------------------------------------------------------------------------
H. Christian Kinard, M.D.                  ###-##-####                  300
2912 South Dallas Drive
Fort Smith, AR  72901
------------------------------------------------------------------------------
Ronald Knobloch, M.D.                      ###-##-####                  750
7400 Westminister Pl.
Fort Smith, AR  72903
------------------------------------------------------------------------------
Gregory Loyd, M.D.                         ###-##-####                1,500
825 White Tail Lane
Greenwood, AR  72936
------------------------------------------------------------------------------
Kenneth Mason, M.D.                        ###-##-####                  750
1912 Rannoche Trace
Fort Smith, AR  72903
------------------------------------------------------------------------------
Jimmie McChristian, M.D.                   ###-##-####                1,500
9901 Foxboro Road
Fort Smith, AR  72903
------------------------------------------------------------------------------
Harold Mings, M.D.                         ###-##-####                  600
P. O. Box 133
LeFlore, OK  74942
------------------------------------------------------------------------------
Trudy Jane Moore, M.D.                     ###-##-####                  150
4107 South 89th
Fort Smith, AR  72903
------------------------------------------------------------------------------
Marvin Mumme, M.D.                         ###-##-####                2,100
2 Free Ferry Circle
Fort Smith, AR  72903
------------------------------------------------------------------------------
Tony Payson, M.D.                          ###-##-####                1,500
10613 Jenny Lind
Fort Smith, AR  72903
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Paul Pradel, M.D.                          ###-##-####                1,200
13 Riverlyn Drive
Fort Smith, AR  72903
------------------------------------------------------------------------------
Ron Schlabach, M.D.                        ###-##-####                  750
P.O. Box 2357
Alma, AR  72921
------------------------------------------------------------------------------
Bart Sills, M.D.                           ###-##-####                1,650
P. O. Box 2258
Alma, AR  72921
------------------------------------------------------------------------------
Stacy Tait, M.D.                           ###-##-####                1,950
2201 Windermere Way
Fort Smith, AR  72903
------------------------------------------------------------------------------
Judy Trent, D.O.                           ###-##-####                1,446
P. O. Box 514
Spiro, OK  74959
------------------------------------------------------------------------------
William Turner, M.D.                        414-89-002                  600
10100 Foxboro Road
Fort Smith, AR  72903
------------------------------------------------------------------------------
Rowland Vernon, M.D.                       ###-##-####                1,446
2612 Fresno
Fort Smith, AR  72901
-------------------------------------------------------------------------------
                      TOTAL                                         152,202
===============================================================================





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